Exhibit 10.3
AETNA PERFORMANCE UNIT AWARD AGREEMENT
          AETNA PERFORMANCE UNIT AWARD AGREEMENT, dated as of                      between AETNA INC., a Pennsylvania corporation (the “Company”), and                      (the “Executive”) pursuant to the Company’s 2000 Stock Incentive Plan (the “Plan”).
          1. Confirmation of Grant. The Company hereby evidences and confirms its grant to the Executive, effective as of the date hereof, of an award of ___Performance Units which represent the Company’s obligation, subject to the satisfaction of the conditions as to vesting set forth in Section 2 below, to pay cash upon the terms and conditions set forth herein (the “Award”). Each unit represents a potential future payment to the Executive of $___(before taking into account federal, state or local taxes). The Award may be settled in cash or stock at the discretion of the Committee.
          This Agreement is subject in all respects to the terms of the Plan, which is incorporated into this Agreement and made a part hereof. Terms used in this Agreement with initial capital letters, but not defined herein, shall have the same meanings as they have under the Plan.
          2. Vesting.
          (a) At the End of the Performance Period. The Performance Units awarded hereby will become vested only to the extent that the Committee determines that the performance goals established by the Committee for the performance period                      through                      (the “Performance Goals” and “Performance Period”, respectively) have been achieved. The Performance Goals and related vesting schedule are set forth on Exhibit A to this Agreement which is incorporated into this Agreement and is made a part hereof.
          (b) Acceleration of Vesting and Payout of Performance Units Upon a Change in Control. Notwithstanding any other provision of this Agreement to the contrary, if a Change in Control (as defined below) shall occur, the Performance Units not previously forfeited pursuant to this Agreement shall become immediately vested at a level which equals the greater of (x) 100% vesting or (y) the number of Performance Units that would have vested based on the Company’s actual performance level using the date on which the Change in Control occurs as the end of the Performance Period. The Executive shall be paid as soon as is practicable, but in no event later than fifteen business days following the Change in Control, the value of the Performance Units, without regard to any prior deferral election in effect and without regard to Section 3(a) hereof.
          The term “Change in Control” means the happening of any of the following:
     (i) When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

     (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 2(b)(ii); or
     (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.
Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Executive, if Executive is part of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a person engaged in business as an underwriter of securities shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
For purposes of this Section 2(b) the term “Holding Company” means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the voting stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.
          3. Deferral of Distributions.
          (a) Mandatory Deferral. If the Committee determines that Section 162(m) of the Code would preclude the Company (and, as applicable, a Subsidiary or Affiliate) from receiving a Federal income tax deduction upon a distribution of an Award, the Committee shall have the authority to defer the timing of any such distribution in accordance with this Section 3. If the Committee determines that any such distribution should be deferred, it shall be deferred until the earliest date or dates at which the Award may be distributed without presenting a material risk that Section 162(m) of the Code would preclude the receipt of a Federal income tax deduction with respect to the Award distributed. To the extent any portion (but not all) of the Award whose distribution is deferred hereunder can be distributed in a given year under the standard set forth in the preceding sentence, such portion shall be so distributed. Notwithstanding anything else contained herein to the contrary, the Award which the Executive is entitled to receive in accordance with the terms of this Agreement (absent application of this Section 3(a)) shall be distributed to the Executive as soon as practicable after the first business day of the calendar year following the termination of the Executive’s employment with the Company and each of its Subsidiaries and Affiliates.

          (b) Voluntary Deferral. At such times and upon such terms and conditions as the Company shall determine, the Company may permit the Executive to elect to defer the distribution of an Award otherwise payable to the Executive under this Agreement until termination of the Executive’s Employment or such other date as the Executive shall specify in the deferral election.
          (c) Earnings on Deferral. If any payment is deferred pursuant to this Section 3, such amount shall be placed in a bookkeeping account and the value of the account shall be determined during such deferral period according to a formula to be determined from time to time by the Company.
          4. Termination of Employment.
          (a) Special Termination. In the event that the Executive’s Employment with the Company and each of its Subsidiaries and Affiliates terminates by reason of the Executive’s death, Disability or Retirement or involuntary termination of Employment by the Company for reasons other than misconduct (including violation of the Company’s Code of Conduct) (each a “Special Termination”), then the Performance Units awarded hereunder shall become vested and nonforfeitable, if at all, after the date of termination of Employment and at the end of the Performance Period, as the case may be, as to that number of Units which is equal to that percentage, if any, of such number of Performance Units that would have become vested under Section 2 at the end of the Performance Period, times a fraction as follows: the numerator is the number of days occurring on or after                      and the denominator is ___. Notwithstanding anything in this Section 4(a) to the contrary, if following the Executive’s termination of Employment, the Committee determines that the Executive has engaged in conduct, whether before or after the Executive’s termination of Employment, that would have constituted grounds to terminate employment for Cause had the Executive still been employed at the time of such determination, all of the Executive’s Performance Units shall be forfeited as of the date of such determination.
          (b) Other Termination of Employment. Unless the Committee shall otherwise determine, in the event that the Executive’s Employment with the Company and each of its Subsidiaries and Affiliates terminates for any reason other than a Special Termination, any portion of the Performance Units that has not become vested pursuant to Section 2 at the date of the Executive’s termination of Employment shall be forfeited as of the date of such termination of Employment.
          For purposes of this Section 4, the term “Employment” shall refer to active employment with the Company and shall not include severance or salary continuation periods or any other approved leaves of absence and the term “Retirement” shall mean termination of Employment by Executive provided the Executive’s age and completed years of service total 65 or more points at such termination.
          5. Capital Adjustments. In the event that the Committee shall determine that any Fundamental Corporate Event affects the Common Stock or the Performance Goals such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Agreement, then the Committee may make an adjustment in the Performance Goals, in such manner as the Committee may deem equitable.

          6. Amendments. The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan, provided that no such amendment shall reduce the Executive’s rights under this Agreement without the Executive’s consent. Notwithstanding, this limitation on amendments is not intended to reduce the Committee’s authority to construe, interpret and administer the Plan and this Award or to establish or modify the Performance Goals or determine whether the Performance Goals have been met. Subject to the first sentence of this Section 6, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Executive of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a written agreement signed by both the Company and the Executive.
          7. Additional Consideration for Grant.
          (a) Nondisclosure, Nonsolicitation, Cooperation and Intellectual Property. As consideration for the grant of Performance Units evidenced hereby, without the prior written consent of the Company:
     (i) the Executive shall not (except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to the Executive’s Employment, any trade secrets, confidential information or proprietary materials, which may include but are not limited to, the following categories of information and materials: customer lists and identities, employee lists and identities, provider lists, product development and related information, marketing plans and related information, sales plans and related information, premium or any other pricing information, operating policies and manuals, research, payment rates, methodologies, contractual forms, business plans, financial records, computer programs and databases or other financial, commercial, business or technical information related to the Company or any Subsidiary or Affiliate unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement; provided, however, that this limitation shall not apply to any such disclosure made while the Executive is employed by the Company, any Subsidiary or Affiliate if such disclosure occurred in connection with the performance of Executive’s job as an employee of the Company, any Subsidiary or Affiliate;
     (ii) while in Employment and for two years after the termination of such Employment, the Executive shall not, directly or indirectly, induce or attempt to induce any employee of the Company, any Subsidiary or any Affiliate to be employed or perform services elsewhere;
     (iii) while in Employment and for two years after the termination of such Employment, the Executive shall not, directly or indirectly, induce or attempt to induce any agent or agency, broker, supplier or health care provider of the Company, any Subsidiary or Affiliate to cease or curtail providing services to the Company, any Subsidiary or Affiliate;
     (iv) while in Employment and for two years after the termination of such Employment, the Executive shall not directly or indirectly, solicit or attempt to solicit the trade of any individual or entity which, at the time of such solicitation, is a customer of the Company, any Subsidiary or Affiliate, or which the Company, any Subsidiary or Affiliate is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of Employment; provided, however, that this limitation shall only apply to any product or service which is in competition with a product or service of the Company, any Subsidiary or Affiliate and shall apply only with respect to a customer with whom the Executive has been directly or indirectly involved;

     (v) following the termination of the Executive’s Employment, the Executive shall provide assistance to and shall cooperate with the Company or a Subsidiary or Affiliate, upon its reasonable request and without additional compensation, with respect to matters within the scope of the Executive’s duties and responsibilities during Employment, provided that any reasonable out-of-pocket expenses incurred in connection with any assistance Executive has been requested to provide under this provision for items including, but not limited to transportation, meals, lodging and telephone, shall be reimbursed by the Company. The Company agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate or cause a Subsidiary or Affiliate to coordinate any such request with the Executive’s other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities.
     (vi) Executive will promptly notify Company’s General Counsel if Executive is contacted by regulatory or self-regulatory agency with respect to matters pertaining to the Company or by an attorney or other individual who informs Executive that he/she has filed, intends to file, or is considering filing a claim or complaint against the Company.
     (vii) Executive acknowledges that all original works of authorship that are created by Executive (solely or jointly with others) within the scope of Executive’s employment which are protectable by copyright are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). Executive further acknowledges that while employed by the Company, Executive may develop ideas, inventions, discoveries, innovations, procedures, methods, know-how or other works which relate to the Company’s current or are reasonably expected to relate to the Company’s future business that may be patentable or subject to trade secret protection. Executive agrees that all such works of authoriship, ideas, inventions, discoveries, innovations, procedures, methods, know-how and other works shall belong exclusively to the Company and Executive hereby assigns all right, title and interest therein to the Company. To the extent any of the foregoing works may be patentable, Executive agrees that the Company may file and prosecute any application for patents for such works and that Executive will, on request, execute assignments to the Company relating to (and take all such further steps as may be reasonably necessary to perfect the Company’s sole and exclusive ownership of) any such application and any patents resulting therefrom.
          (b) Intention of the Parties. If any provision of Section 7(a) is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, the Company and the Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties. The Company does not intend to enforce the restrictions of Section 7(a) to the extent (i) such enforcement would violate applicable law or (ii) the restrictions are invalid or void under applicable law. The Executive acknowledges that a material part of the inducement for the Company to grant the Performance Units evidenced hereby is the Executive’s covenants set forth in Section 7(a) and that the covenants and obligations of the Executive with respect to nondisclosure, nonsolicitation, cooperation and intellectual property rights relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that, if the Executive shall breach any of those covenants, the Company shall have no further obligation to pay the Executive any benefits otherwise payable hereunder. Notwithstanding Section 7(c) of this Agreement, the Company shall be entitled to temporary, preliminary and permanent equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained in Section 7(a). The remedies in the preceding sentence are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity as a court or arbitrator shall reasonably determine.

          (c) Mandatory Binding Arbitration of Employment Disputes.
     (i) Except as otherwise specified in this Agreement, the Executive and the Company agree that all employment-related legal disputes between them will be submitted to and resolved by binding arbitration, and neither the Executive nor the Company will file or participate as an individual party or member of a class in a lawsuit in any court against the other with respect to such matters. This shall apply to claims brought on or after the date the Executive signs this Agreement, even if the facts and circumstances relating to the claim occurred prior to that date.
     For purposes of Section 7(c) of this Agreement, “the Company” includes Aetna Inc., its subsidiaries and related companies, their predecessors, successors and assigns, and those acting as representatives or agents of those entities. THE EXECUTIVE UNDERSTANDS THAT, WITH RESPECT TO CLAIMS SUBJECT TO THE ARBITRATION REQUIREMENT, ARBITRATION REPLACES THE RIGHT OF THE EXECUTIVE AND THE COMPANY TO SUE OR PARTICIPATE IN A LAWSUIT. THE EXECUTIVE ALSO UNDERSTANDS THAT IN ARBITRATION, A DISPUTE IS RESOLVED BY AN ARBITRATOR INSTEAD OF A JUDGE OR JURY, AND THE DECISION OF THE ARBITRATOR IS FINAL AND BINDING.
     (ii) THE EXECUTIVE UNDERSTANDS THAT THE ARBITRATION PROVISIONS OF THIS AGREEMENT AFFECT THE LEGAL RIGHTS OF THE EXECUTIVE AND THE COMPANY AND ACKNOWLEDGES THAT THE EXECUTIVE HAS BEEN ADVISED TO, AND HAS BEEN GIVEN THE OPPORTUNITY TO, OBTAIN LEGAL ADVICE BEFORE SIGNING THIS AGREEMENT.
     (iii) Section 7(c) of this Agreement does not apply to workers’ compensation claims, unemployment compensation claims, and claims under the Employee Retirement Income Security Act of 1974 (“ERISA”) for employee benefits. A dispute as to whether Section 7(c) of this Agreement applies must be submitted to the binding arbitration process set forth in this Agreement.
     (iv) The Executive and/or the Company may seek emergency or temporary injunctive relief from a court (including with respect to claims arising out of Section 7(a)) in accordance with applicable law. However, except as provided in Section 7(b) of this Agreement, after the court has issued a ruling concerning the emergency or temporary injunctive relief, the Executive and the Company shall be required to submit the dispute to binding arbitration pursuant to this Agreement.
     (v) Unless otherwise agreed, the arbitration will be administered by the American Arbitration Association (the “AAA”) and will be conducted pursuant to the AAA’s National Rules for Dispute Resolution (the “Rules”), as modified in this Agreement, in effect at the time the request for arbitration is filed. The AAA’s Rules are available on the AAA’s website at www.adr.org. They may also be obtained from the Company’s Office of Employment Dispute Resolution (860-273-4410 or 1-888-291-1444). THE EXECUTIVE ACKNOWLEDGES THAT THE COMPANY HAS ENCOURAGED THE EXECUTIVE TO READ THESE RULES PROMPTLY AND CAREFULLY AND THAT THE EXECUTIVE HAS BEEN AFFORDED SUFFICIENT OPPORTUNITY TO DO SO.

     (vi) If the Company initiates a request for arbitration, the Company will pay all of the administrative fees and costs charged by the AAA, including the arbitrator’s compensation and charges for hearing room rentals, etc. If the Executive initiates a request for arbitration or submits a counterclaim to the Company’s request for arbitration, the Executive shall be required to contribute One Hundred Dollars ($100.00) to those administrative fees and costs, payable to the AAA at the time the Executive’s request for arbitration or counterclaim is submitted. The Company may increase the contribution amount in the future without amending this Agreement, but not to exceed the amount of the then-current fee for filing a lawsuit in federal court. In all cases, the Executive and the Company shall be responsible for payment of any fees assessed by the arbitrator as a result of that party’s delay, request for postponement, failure to comply with the arbitrator’s rulings and for other similar reasons.
     (vii) The Executive and the Company may choose to be represented by legal counsel in the arbitration process and shall be responsible for their own legal fees, expenses and costs. However, the arbitrator shall have the same authority as a court to order the Executive or the Company to pay some or all of the other’s legal fees, expenses and costs, in accordance with applicable law.
     (viii) Unless otherwise agreed, there shall be a single arbitrator, selected by the Executive and the Company from a list of qualified neutrals furnished by the AAA. If the Executive and the Company cannot agree on an arbitrator, one will be selected by the AAA.
     (ix) Unless otherwise agreed, the arbitration hearing will take place the city where the Executive works or last worked for the Company. If the Executive and the Company disagree as to the proper locale, the AAA will decide.
     (x) The Executive and the Company shall be entitled to conduct limited pre-hearing discovery. Each may take the deposition of one person and anyone designated by the other as an expert witness. The party taking the deposition shall be responsible for all associated costs, such as the cost of a court reporter and the cost of an original transcript. Each party also has the right to submit one set of ten written questions (including subparts) to the other party, which must be answered under oath, and to request and obtain all documents on which the other party relies in support of its answers to the written questions. Additional discovery may be permitted by the arbitrator upon a showing that it is necessary for that party to have a fair opportunity to present a claim or defense.
     (xi) The arbitrator shall apply the same substantive law that would apply if the matter were heard by a court and shall have the authority to order the same remedies (but no others) as would be available in a court proceeding. The time limits for requesting arbitration or submitting a counterclaim are the same as they would be in a court proceeding. The arbitrator shall have the authority to consider and decide dispositive motions (motions seeking a decision on some or all of the claims or counterclaims without an arbitration hearing).
     (xii) All proceedings, including the arbitration hearing and decision, are private and confidential, unless otherwise required by law. Arbitration decisions may not be published or publicized without the consent of both the Executive and the Company.
     (xiii) Unless otherwise agreed, the arbitrator’s decision will be in writing with a brief summary of the arbitrator’s opinion.
     (xiv) The arbitrator’s decision is final and binding on the Executive and the Company. After the arbitrator’s decision is issued, the Executive or the Company may obtain an order of judgment from a court and may obtain a court order enforcing the decision. The arbitrator’s decision may be appealed to the courts only under the limited circumstances provided by law.

     (xv) If the Executive previously signed an agreement, including but not limited to an employment agreement, containing arbitration provisions, those provisions are superseded by the arbitration provisions of this Agreement.
     (xvi) If any provision of Section 7(c) is found to be void or otherwise unenforceable, in whole or in part, this shall not affect the validity of the remainder of Section 7(c) and the remainder of the Agreement. All other provisions shall remain in full force and effect.
          8. Performance Units Nontransferable. The Performance Units conveyed hereby are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Executive upon Executive’s death.
          9. Tax Withholding. The Company shall have the power to withhold, or require the Executive to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to the vesting of any award, and the Company may defer payment of cash until such requirements are satisfied.
          10. No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Executive’s employment at any time, or confer upon the Executive any right to continue in the employ of the Company or any Subsidiary or Affiliate.
          11. Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
          12. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
          13. Miscellaneous.
          (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company or the Executive, as the case may be, at the following addresses or to such other address as the Company or the Executive, as the case may be, shall specify by notice to the other party:
          (i) if to the Company, to:
Aetna Inc.
151 Farmington Avenue
Hartford, Connecticut 06156
Attention: Corporate Secretary
          (ii) if to the Executive, to the address shown on the last page of this Agreement.
All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

          (b) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
          (c) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might be applied under principles of conflict of laws.
          (d) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Executive have agreed to be bound by their respective duties, obligations and covenants (including, without limitation, those covenants agreed to by the Executive contained in Section 7) set forth above and have duly executed this Agreement as of the date first above written.

AETNA INC.
By:
Its Chairman

The Executive may revoke acceptance of this Agreement by notifying in writing Executive Compensation Client Services, Aetna Human Resources, not more than seven (7) days after signing and returning this Agreement.

Accepted:		Date:

(Signature)

Name:

Aetna Number:

Exhibit A to Aetna Performance Unit Award Agreement
Performance Goal
The number of Performance Units that will vest, if any, at the end of the Performance Period (                     through                     ) is dependent on the degree to which Aetna performs relative to targets on two internal financial measures:
[Performance Goal to be added]
Vesting Schedule
Vesting between established percents is linear (e.g., 110% of target results in 110% vesting).
[Vesting Schedule to be added]